Filed Pursuant Rule 424(b)(3)
                                Relating to Form S-3 Registration
                                         Statement Nos. 333-04027
                                                    and 333-12533


                  CHESAPEAKE ENERGY CORPORATION

        Supplement to Prospectus dated September 27, 1996

                      _____________________

          This Supplement to Prospectus dated September 27, 1996 supplements and amends the Selling Shareholders table at page 13 of the Prospectus to reflect the results of certain donations made since the date of the Prospectus. The Prospectus is used in connection with the offering of an aggregate 929,100 shares of the common stock, par value $.10 per share (the "Common Stock"), of Chesapeake Energy Corporation (CHK). The number of shares of Common Stock covered by the Prospectus remains unchanged and, except as set forth below, the Selling Shareholders table set forth in the Prospectus remains unchanged:

                                                Common Stock           Number of Shares to
   Selling                                Beneficially Owned Prior       be Offered for
  Shareholder          Address               to August 31, 1996          Owner's Account
  -----------          -------            ------------------------     --------------------

John J. Mack        c/o Morgan Stanley              172,250               152,250
                    Group, Inc.
                    1585 Broadway
                    New York, NY 10036

CJ Mack Foundation  91 Sunset Lane                       --                20,000
                    Rye, NY  10580

Robert E. Braver    3512 S.E. 15th                   12,150                11,650
                    Edmond, OK  73013

Heritage Hall       1401 N.W. 115th                      --                   500
  School            Oklahoma City, OK
                    73114

     This Supplement to Prospectus dated September 27, 1996 relates to Chesapeake Energy Corporation's Registration Statement of Form S-3, No. 333-04027, effective May 22, 1996, and
Registration Statement on Form S-3, No. 333-12533, effective
September 27, 1996.

     The date of this Supplement is December 23, 1996.